Exhibit 10.16

NOTE

$300,000,000	New York, New York
as of November 8, 2024

FOR VALUE RECEIVED, FCR TL HOLDINGS LLC, a Delaware limited liability company (the “Obligor”), DOES HEREBY PROMISE TO PAY to the order of JPMORGAN CHASE BANK, N.A. (the “Lender”) at the office of JPMorgan Chase Bank, N.A., as Administrative Agent under the Loan Agreement referred to below, at JPMorgan Chase Bank, N.A., 383 Madison Avenue, 8th Floor, New York, New York 10179, in lawful money of the United States of America in immediately available funds, the maximum principal amount of up to THREE HUNDRED MILLION DOLLARS ($300,000,000), or the unpaid principal amount of the Loan (as defined in the Loan Agreement referred to below) made by the Lender to the Obligor pursuant to the Loan Agreement, whichever is less, on such date or dates as are required by the Loan Agreement, and to pay interest on the unpaid principal amount from time to time outstanding hereunder, in like money, at such office and at such times as are set forth in the Loan Agreement.

The Obligor and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon severally waive grace (other than such grace or cure periods as are explicitly provided in the Loan Agreement or the other Loan Documents), demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate or notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree to the extent permitted by applicable law (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for any holder of this Note, in order to enforce payment of this Note, to first institute or exhaust such holder’s remedies against the Obligor or any other party liable hereon or against any security for this Note.  The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

This Note is the Note referred to in that certain Loan and Security Agreement dated as of November 8, 2024 (as the same may be amended, supplemented or otherwise modified, renewed, restated or replaced from time to time, the “Loan Agreement”; capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement), among the Obligor, as Borrower, the Lenders referred to therein and JPMorgan Chase Bank, N.A., as Administrative Agent and as a Lender, and is entitled to the benefits of, and is secured by the security interests granted in, the Loan Agreement and the other security documents and guarantees referred to and described therein, which Loan Agreement, among other things, contains provisions for optional and mandatory prepayment and for acceleration of the maturity hereof upon the occurrence of certain events, all as provided therein.  This Note is made pursuant and subject to the terms and conditions of the Loan Agreement.

In the event of a conflict between this Note and the Loan Agreement, the provisions of the Loan Agreement will govern.

Except as provided in Section 13.05 of the Loan Agreement, this Note may not be assigned by the Lender to any other Person.

THIS NOTE SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered by its duly authorized officer as of the date first set forth above.

FCR TL HOLDINGS LLC

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

Signature Page to Note